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                                  EXHIBIT 23.2
               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated 1995 Omnibus Incentive Plan of DOR BioPharma, Inc. (formerly Endorex Corporation) of our report dated February 15, 2001 with respect to the financial statements of DOR BioPharma, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2000, filed with the Securities Exchange Commission.

                                               /s/ Ernst & Young LLP

Milwaukee, Wisconsin
December 17, 2001